EXHIBIT 4.1

                                 FIRST AMENDMENT
                             TO AMENDED AND RESTATED
                                CREDIT AGREEMENT

     FIRST AMENDMENT, dated as of August 13, 1998 (the "Amendment"), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 2, 1997, among PAYLESS CASHWAYS, INC., a Delaware corporation (the "Borrower"), each of the financial institutions from time to time party thereto as lenders (together with their successors and assigns, the "Lenders"), the Underwriters (as therein defined), CANADIAN IMPERIAL BANK OF COMMERCE (acting through one or more of its agencies, branches, or affiliates, "CIBC"), as the issuer of standby letters of credit, U.S. BANK NATIONAL ASSOCIATION, in its capacity as the issuer of documentary letters of credit and CIBC, as coordinating and collateral agent (in such capacity, the "Agent") for the Lenders, the Fronting Banks (as therein defined), the Underwriters and the other Secured Parties (as therein defined):

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders, the Underwriters and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of December 2, 1997 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

     WHEREAS, the Borrower, the Lenders, the Underwriters and the Agent have agreed, on the terms and conditions set forth herein, to certain modifications to the Credit Agreement; and

     WHEREAS, from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended, subject to and upon the terms and conditions set forth herein, as follows:

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Unless otherwise defined herein, all terms that are defined in the Credit Agreement shall have the same meanings when used herein.

2. The definition of the term "Required Inventory" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

     "Required Inventory" shall mean Inventory in the Borrower's possession and not subject to any Liens (except Liens in favor of the Agent and other Liens permitted by Section 6.1) (such Inventory hereafter being referred to as the "Qualifying Required Inventory") which shall have a minimum aggregate FIFO Value, at least equal to $325 million, after deduction of all amounts secured by such other Liens permitted by Section 6.1; provided, that no Inventory subject to Liens created pursuant to the GE Credit Program Documents or Liens on Inventory subject to a purchase money security interest of the type described in clause (v) of the definition of Permitted Liens shall have any value ascribed to it for purposes of calculating Required Inventory; and provided, further, that the $325 million Required Inventory amount referred to herein shall be reduced by $1.5 million for each store the Borrower permanently closes; provided, however, that regardless of the number of stores closed by the Borrower, the Qualifying Required Inventory shall have a minimum aggregate FIFO value, at least equal to $300 million, after deduction of all amounts secured by other Liens permitted by Section 6.1.

3. Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

     "Qualifying Required Inventory" shall have the meaning set forth in the definition of the term "Required Inventory."

4. The first sentence of Section 2.1(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

     The outstanding principal amount of New Term Loans shall be payable in semi-annual installments of $5 million each on September 15 and May 15 of each year, commencing September 15, 1998.

5. Section 2.4 of the Credit Agreement is hereby amended by (i) changing subsection (c) to subsection (e) and (ii) replacing subsections (a) and (b) in their entirety with the following new subsections (a), (b), (c) and (d):

     (a) Subject to the provisions of Section 2.8, each New Term Loan which is an ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate plus 1-1/2%.

     (b) Subject to the provisions of Section 2.8, each New Term Loan which is a Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such New Term Loan plus 2-1/2%.

     (c) Subject to the provisions of Section 2.8, each New Revolving Loan which is an ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the  Alternate  Base Rate plus
     2%.

     (d) Subject to the provisions of Section 2.8, each New Revolving Loan which is a Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such New Revolving Loan plus 3%.

6. Section 2.8(a) of the Credit Agreement is hereby amended by replacing clauses
(x) and (y) appearing in lines eight through eleven therein in their entirety with the following:

     (w) in the case of (i) Borrowings which are both New Term Loans and ABR Loans, and (ii) all other amounts due hereunder, the Alternate Base Rate plus 3-1/2%, (x) in the case of Borrowings which are both New Term Loans and Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Borrowings plus 4-1/2%, (y) in the case of (i) Borrowings which are both New Revolving Loans and ABR Loans, and (ii) Letter of Credit Outstandings, the Alternate Base Rate plus 4%, and (z) in the case of Borrowings which are both New Revolving Loans and Eurodollar Loans, the Adjusted LIBOR Rate in effect for such New Revolving Loan plus 5%.

7. Section 2.12 of the Credit Agreement is hereby amended by (a) changing subsection (i) to subsection (j) and (b) inserting the following as a new subsection (i):

     (i) Notwithstanding any of the foregoing, the Total Commitments shall be automatically and irrevocably reduced by (x) $10 million upon the expiration of the Unsupported Trade Standby Letter of Credit and (ii) $5 million on May 15, 1999.

8. Section 5.1(f) of the Credit Agreement is hereby amended by adding the following immediately following the words "balance of such fiscal year" appearing in the seventh line thereof:

     "and quarterly balance sheet, income statement and cash flow projections for such period"

9. Section 6.7(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (a) Permit cumulative EBITDA for the four consecutive fiscal quarters ending nearest to the last day of the months listed below to be less than the amount specified opposite such month (increased, in the case of the first three periods set forth below, by the amount, if any, by which EBITDA for the fourth quarter of the Borrower's 1997 fiscal year exceeds $11.5 million):

           Fiscal Quarter Ending             EBITDA

           February 1998                     $43,200,000
           May 1998                          $33,600,000
           August 1998                       $39,200,000
           November 1998                     $44,600,000

           February 1999                     $47,400,000
           May 1999                          $44,300,000
           August 1999                       $44,900,000
           November 1999                     $59,000,000

           February 2000                     $78,800,000
           May 2000                          $87,000,000
           August 2000                       $95,700,000
           November 2000                     $101,000,000

           February 2001                     $103,000,000
           May 2001                          $106,200,000
           August 2001                       $109,100,000
           November 2001                     $113,400,000

           February 2002                     $113,700,000
           May 2002                          $113,100,000
           August 2002                       $115,800,000.

10. Section 6.7(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (b) Permit the Debt to EBITDA Ratio to be more, on the last day of any fiscal quarter of the Borrower ending during any month set forth below, than the ratio set forth opposite the applicable month below:

           Month                     Ratio

           February 1998             11.9 to 1
           May 1998                  15.0 to 1
           August 1998               11.9 to 1
           November 1998             9.0 to 1

           February 1999             9.8 to 1
           May 1999                  10.5 to 1
           August 1999               10.2 to 1
           November 1999             7.5 to 1

           February 2000             5.6 to 1
           May 2000                  4.9 to 1
           August 2000               4.2 to 1
           November 2000             3.7 to 1

           February 2001             4.0 to 1
           May 2001                  3.9 to 1
           August 2001               3.6 to 1
           November 2001             3.3 to 1

           February 2002             3.7 to 1
           May 2002                  3.7 to 1
           August 2002               3.4 to 1.


11. Section 9.10 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

     Notwithstanding  any of the foregoing  provisions of this Section
     9.10 or anything to the contrary contained in this Agreement, any Lender which has requested that it not receive material, non-public information concerning the Borrower and which is therefore unable or unwilling to vote with respect to an issue arising under the Credit Agreement will agree to vote and will be deemed to have voted its

     Loans and Participating Interests under the Credit Agreement pro rata in accordance with the percentages of Loans and Participating Interests in favor of and the percentages of Loans and Participating Interests against any such issue under the Credit Agreement.

12. The Credit Agreement is hereby further amended by replacing Exhibit M (form of Inventory Compliance Certificate) to the Credit Agreement with Schedule M1 hereto.

13. The Borrower hereby agrees to pay an amendment fee in connection with the execution of this Amendment in an amount equal to $1,500,000 (the "Amendment
Fee"), which fee shall be payable to the Agent for the account of the New Revolving Lenders (or their respective successors and assigns, as the case may be). The Borrower also agrees that its obligations set forth in Section 9.5 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of counsel to the Agent.

14. The Borrower represents and warrants to the Agent and the Lenders that:

     (a) the execution, delivery and performance by the Borrower of this Amendment and the performance by the Borrower of the Credit Agreement as amended by this Amendment (i) have been duly authorized by all requisite corporate action on the part of the Borrower; and (ii) will not (x) violate (A) any provision of any statute, rule or regulation or the Certificate of Incorporation or By-laws (or similar governing documents) of the Borrower, (B) any applicable order of any court or any rule, regulation or order of any other agency of government or (C) any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its property is bound, (y) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument (z) result in the creation or imposition of any Lien upon any property or assets of the Borrower except as contemplated by the Security and Pledge Agreement or any of the other Security Documents executed in connection with the Credit Agreement in favor of the Agent or the Lenders;

     (b) upon the occurrence of the Effective Date (as hereinafter defined), this Amendment will constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

     (c) the representations and warranties set forth in Article 3 of the Credit Agreement are true and correct in all material respects on and as of the date hereof, as if made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

     (d) after giving effect to this Amendment, the Borrower is in compliance with all of the terms and provisions set forth in the Credit Agreement to be observed and performed and no Default or Event of Default has occurred and is continuing.

15. This Amendment shall not become effective until the date (the " Effective Date") on which this Amendment shall have been executed by the Borrower, the Agent and the Majority Lenders and the following conditions precedent shall have been satisfied:

(i) Receipt by the Agent of fully executed original counterparts of this Amendment, together with delivery of other closing documentation, all in form and substance satisfactory to the Agent and the Majority Lenders.

(ii) Payment by the Borrower (x) to the Agent (for the account of the New Revolving Lenders) of the Amendment Fee and (y) of the costs and expenses of the Agent (including reasonable attorneys' fees and expenses) incurred in connection with the negotiation and preparation of this Amendment.

(iii) The Borrower shall have delivered to the Agent and the Lenders its quarterly balance sheet, income statement and cash flow projections through December 1999 in form satisfactory to the Agent and the Majority Lenders.

(iv) After giving effect to this Amendment, the Borrower shall be in compliance with all of the terms and provisions set forth in the Credit Agreement to be performed and no Default or Event of Default shall have occurred and be continuing.

(v) All representations and warranties contained in this Amendment, the Credit Agreement and the documents executed in connection herewith and therewith shall be true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties relate to an earlier date.

(vi) The Agent shall have received such other instruments, documents and assurances as the Agent or its counsel may reasonably request.

16. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

17. This Amendment shall be limited precisely as written and shall not be deemed
(a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.

Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

18. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

19. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

             [The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.

                                 PAYLESS CASHWAYS, INC.


                                 By:  /s/ Richard G. Luse
                                    ---------------------------------
                                 Title: Sr. V.P. Finance

                                 CANADIAN IMPERIAL BANK OF COMMERCE,
                                 as Coordinating and Collateral Agent


                                 By:  /s/ R. B. Layman
                                    ---------------------------------
                                 Title: General Manager

                                 By:_/s/ Robert N. Greer
                                 Title:  Assistant General Manager

                                 CIBC INC., as a New Term Lender and a New
                                 Revolving Lender


                                 By:  /s/ Robert N. Greer
                                    ---------------------------------
                                 Title:  Executive Director

                                 Nationsbank, N.A. f/k/a
                                 NATIONSBANK OF TEXAS, N.A., as a New Term
                                 Lender and a New Revolving Lender


                                 By:  /s/ Jay T. Wampler
                                    ---------------------------------
                                 Title:  Senior Vice President

                                 LEHMAN COMMERCIAL PAPER INC. , as a
                                 New Term Lender and a New Revolving Lender


                                 By:  /s/ Michele Swanson
                                    ---------------------------------
                                 Title:  Authorized signatory

                                 GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                 as a New Term Lender and a New Revolving Lender


                                 By:  /s/ John Urban
                                    ---------------------------------
                                 Title: Authorized signatory

                                 FREMONT FINANCIAL CORPORATION,
                                 as a New Revolving Lender


                                 By:  /s/ John P. Neher
                                    ---------------------------------
                                 Title: SVP

                                 VAN KAMPEN  AMERICAN  CAPITAL  PRIME
                                 RATE  INCOME  TRUST,  as a New  Term
                                 Lender and a New Revolving Lender


                                 By:  /s/  Jeffrey W. Maillet
                                    ---------------------------------
                                 Title:  Sr. Vice Pres. & Director


                                 U.S. BANK NATIONAL ASSOCIATION,
                                 as a New Term Lender


                                 By:  /s/ Jack L. Quitmeyer
                                    ---------------------------------
                                 Title:  Vice President

                                 ABN AMRO BANK N.V., as a New Term Lender


                                 By:  /s/
                                    ---------------------------------
                                 Title:

                                 BANK OF AMERICA NATIONAL TRUST AND
                                 SAVINGS ASSOCIATION, as a New Term Lender


                                 By:  /s/
                                    ---------------------------------
                                 Title:

                                 THE BANK OF NOVA SCOTIA, as a New Term Lender


                                 By:  /s/
                                    ---------------------------------
                                 Title:

                                 BEAR, STEARNS & CO. INC., as a New Term Lender


                                 By:  /s/ Gregory A. Hanley
                                    ---------------------------------
                                 Title: Senior Managing Director

                                 NATIONAL CITY BANK, INDIANA,
                                 as a New Term Lender


                                 By:  /s/
                                    ---------------------------------
                                 Title:

                                 MORGENS WATERFALL DOMESTIC
                                   PARTNERS II, L.L.C., a New Term Lender


                                 By:  /s/
                                    ---------------------------------
                                 Title:


                                 NATIONSBANK, N.A., as a New Term Lender


                                 By:  /s/ Jay T. Wampler
                                    ---------------------------------
                                 Title: Senior Vice President

                                 OAKTREE CAPITAL MANAGEMENT, LLC,
                                 as a New Term Lender


                                 By:  /s/
                                    ---------------------------------
                                 Title:

                                 TRANSAMERICA BUSINESS CREDIT CORPORATION, as a New Revolving Lender


                                 By:  /s/ Perry Vavoules
                                    ---------------------------------
                                 Title:  SVP

                                 WAYLAND INVESTMENT FUND, LLC., as a New Term Lender and a New Revolving Lender
                                 By:  CFSC  Wayland  Advisers, INC., its Manager

                                 By:  /s/ Steven Adams
                                    ---------------------------------
                                 Title: A.V.P.